UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014 (August 26, 2014)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Report on Form 8-K filed by Greif, Inc. (the “Company”) on July 8, 2014 (the “Initial Form 8-K”), regarding the resignation of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. This Form 8-K/A contains information concerning the engagement by the Company’s Audit Committee (the “Audit Committee”) of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending October 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of October 31, 2014.

EY’s resignation will become effective after the Company files its Form 10-Q for its fiscal quarter ending July 31, 2014, which the Company anticipates filing on or about August 29, 2014. At that time, the Company will further amend the Initial Form 8-K to provide the disclosures required by Item 4.01(a) through the effective date of EY’s resignation.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b)	On August 26, 2014, the Audit Committee engaged Deloitte as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending October 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of October 31, 2014. Deloitte’s engagement to serve as the Company’s new independent registered public accounting firm will become effective upon EY’s resignation, which as noted above is anticipated to occur on or about August 29, 2014 when the Company files its Form 10-Q for its fiscal quarter ending July 31, 2014.

In selecting a new auditor, the Company engaged in a competitive bid process and solicited requests for proposals from five large accounting firms that the Audit Committee believed might be able to serve as auditor for a company with the size and complexity of the Company. The Audit Committee then engaged in a rigorous evaluation process, with its selection criteria focused on each firms’ respective global presence and resources in countries outside the United States so as to evaluate whether the firm would be in a position to effectively audit the Company’s financial statements. The Audit Committee also carefully considered, among other things, the strength and relevant experience of the primary engagement team, knowledge of the Company and the types of risks it confronts, and the strength of the firm’s national office and risk management functions. The Audit Committee observed that while other firms might have qualifications to serve as the Company’s auditor, independence or resource matters arose with respect to those firms. In selecting Deloitte, the Audit Committee determined that Deloitte is best qualified to serve as the Company’s auditor because of its extensive experience with large U.S. multinational companies and the strength of the engagement team.

As part of the engagement process, the Company and Deloitte identified certain non-audit services that Deloitte (or another firm in its global network of firms) performed for the Company during its 2014 fiscal year that are not permitted under the SEC’s auditor independence rules. The Audit Committee and Deloitte discussed these non-audit services and concluded that the provision of these non-audit services will not affect Deloitte’s objectivity or its impartiality and will not impair its ability to serve as the Company’s independent registered accounting firm.

The services that Deloitte or another firm in Deloitte’s global network of firms previously performed for the Company during fiscal year 2014 were as follows:

•	The Company had engaged Deloitte Corporate Finance LLC (“Deloitte Corporate Finance”) during fiscal year 2014 to assist in the divestiture of a certain non-material business under a contingent fee arrangement. The services included assisting the Company in identifying potential acquirers, coordinating aspects of the sale process, and advising on aspects of the transaction agreements. In connection with this engagement, Deloitte did not provide any advice regarding the application of accounting principles to the transaction. In addressing this matter, the non-audit services were terminated upon the signing of the sale agreement for the divestiture, which occurred on August 7, 2014. Additionally, this engagement was converted to a fixed fee arrangement, with total fees of approximately $1.3 million. The Audit Committee also observed that Deloitte has no contingent liability related to this matter, and that there would be no adjustment to the incurred fees if the transaction does not close.

•

Deloitte provided loaned staff resources to the Company in two instances. Deloitte provided a loaned staff resource to the Company’s subsidiary in Belgium to assist with review of account reconciliations related to an intercompany loan portfolio and capital expenditures related to the implementation of the Company’s enterprise resource system in Europe. These services terminated in May 2014. Deloitte Tax in the United States also provided loaned staff services to the Company to assist in the preparation of certain informational tax returns. These services terminated in April 2014. Deloitte Tax in the United States also performed services under a contingent fee arrangement related to review of certain of the Company’s state and local income tax returns from prior years. The fees for the services described above were approximately $300,000 in the aggregate during fiscal year 2014. In addressing these loaned staff and tax review matters, the Company has taken several steps, including (i) converting the fee arrangements for the state and local tax return review from contingent fee arrangements to fixed fee arrangements, and (ii) engaging other accounting and auditing firms to review the work performed by the loaned staff personnel assigned to the Company’s subsidiary in Belgium as well as the loaned staff that prepared certain informational tax returns. Also, none of the Deloitte professionals who performed any of the loaned staff services will participate on Deloitte’s engagement team for the Company’s fiscal year 2014 audit.

During the Company’s two most recent fiscal years ended October 31, 2013 and 2012 and prior to engaging Deloitte on August 26, 2014, neither the Company nor anyone on its behalf consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: August 27, 2014	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer Executive Vice President and Chief Financial Officer